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                                                                January   , 1999


Chusa International Limited
c/o Ms. Alice N. Roberts
P.O. Box 2176
60 Nevis Street
St. John's, Antigua - West Indies

Ladies and Gentlemen:

          The undersigned, Kwok Kee Billy Yung, hereby subscribes to the immediate acquisition of 198,245 shares of Common Stock, $.01 par value ("Common Stock"), of Integrated Transportation Network Group Inc., a Delaware corporation (the "Company"), from Chusa International Limited ("Chusa") (such shares of Common Stock are referred to herein collectively as the "Securities"). The Securities are being issued to the undersigned in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Chusa.

         Upon Chusa's acceptance of this subscription, Chusa shall deliver the Securities to the undersigned at the address indicated below.

         In connection with the purchase of the Securities, the undersigned acknowledges, warrants and represents to the Company and Chusa as follows:

         1. The undersigned is acquiring the Securities for investment for its own account and without the intention of participating, directly or indirectly, in a distribution of the Securities, and not with a view to resale or any distribution of the Securities, or any portion thereof.

          2. The undersigned has knowledge and experience in financial and business matters and has consulted with its own professional representatives as it has considered appropriate to assist in evaluating the merits and risks of this investment. The undersigned has reviewed the Company's prospectus dated June 29, 1998 and the Company's Quarterly Reports on Form 10Q for the quarter ended June 30 and September 31, 1998, respectively. The undersigned has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about the Company and, in connection with its evaluation of this investment, has, to the best of its knowledge, received all information and data with respect to the Company that the undersigned has requested. The undersigned is acquiring the Securities based solely upon its independent examination and judgment as to the prospects of the Company.

         3. The Securities were not offered to the undersigned by means of publicly disseminated advertisements or sales literature.

          4. The undersigned acknowledges that an investment in the Securities is speculative and the undersigned may have to continue to bear the economic risk of the investment in the Securities for an indefinite period. The undersigned acknowledges that the Securities are being sold to the undersigned without registration under any state, or federal of PRC law requiring the registration of securities for sale, and accordingly will constitute "restricted securities" as defined in Rule 144 of the U.S. Securities and Exchange Commission. The transferability of the Securities is therefor restricted by applicable United States Federal and state securities laws and may be restricted under the laws of other jurisdictions.

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          5.  The undersigned is an "accredited investor" as such term is defined in Appendix A.

          6. In consideration of the acceptance of this subscription, the undersigned agrees that the Securities will not be offered for sale, sold or transferred by the undersigned other than pursuant to (i) an effective registration under the Securities Act of 1933, as amended ("the Act"), an exemption available under the Act or a transaction that is otherwise in compliance with the Act; and (ii) an effective registration under the securities law of any state or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

          7. The undersigned understands that no U.S. federal or state agency has passed upon the offering of the Securities or has made any finding or determination as to the fairness of any investment in the Securities.

          8. The undersigned agrees to indemnify and hold harmless the Company and Chusa and their respective officers, directors, employees and agents from and against any and all costs, liabilities and expenses (including attorneys' fees) arising out of or related in any way to any breach of any representation or warranty contained herein.

          9. If the Company files a Registration Statement under the U.S. Securities Act of 1933, as a amended, after the date hereof, and the Company is permitted to include the Common Stock issuable hereunder and under the Warrants on such Registration Statement, the Company shall so notify the undersigned and include such shares of Common Stock on such Registration Statement if the undersigned so requests.

ACCEPTANCE OF SUBSCRIPTION                          SUBSCRIBER

Chusa International Limited                          /s/ Billy - Yung
                                                    ---------------------------
                                                    Name: Kwok Kee Billy Yung

By: /s/                                             Address:
   ----------------------------
   Name:
   Title:                                           1/F, Shell Industrial Bldg.
                                                    12 Lee Chung Street
                                                    Chai Wan, Hong Kong, PRC

AGREEMENT WITH RESPECT TO
SECTION 9 ONLY:

Integrated Transportation Network Group Inc.


By: /s/ Andrew Lee
   -----------------------------
   Andrew Lee, President

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                                   APPENDIX A


An "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 includes the following:

Organizations

         (1) A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; Insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

         (2) A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         (3) A trust (i) with total assets in excess of $5,000,000, (ii) not formed for the specific purpose of acquiring the Securities, (iii) whose purchase is directed by a person who, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment.

         (4) A corporation, business trust, partnership, or an organization described in section 501(c)(3) of the Internal Revenue Code, which was not formed for the specific purpose of acquiring the Securities, and which has total assets in excess of $5,000,000.

Individuals

         (5) Individuals with income from all sources for each of the last two full calendar years whose reasonably expected income for this calendar year exceeds either of:

              (i)   $200,000 individual income; or
              (ii)  $300,000 joint income with spouse.

NOTE:         Your "income" for a particular year may be calculated by adding to your adjusted gross income as calculated for Federal income tax purposes any deduction for long term capital gains, any deduction for depletion allowance, any exclusion for tax exempt interest and any losses of a partnership allocated to you as a partner.

         (6) Individuals with net worth as of the date hereof (individually or jointly with your spouse), including the value of home, furnishings, and automobiles, in excess of $1,000,000.

         (7)  Directors, executive officers or general partners of the Issuer.